Exhibit 10.4

SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release (this “Agreement”) is entered into as of 27th day of March 2026 by and between Hawkeye Systems, Inc. (“Hawkeye”) and Eagle Equities LLC (“Eagle”). Collectively, Hawkeye and Eagle shall be referred to as the “Parties.”

BACKGROUND

WHEREAS, on July 17 of 2020, the Hawkeye, Eagle and Ikon Supplies entered into a membership agreement to form a Nevada Limited Liability Company named HIE, LLC (“HIE”), with the purpose of procuring, funding the purchase of and sale of PPE (the “Membership Agreement”);

WHEREAS, pursuant to the terms and conditions of the Membership Agreement, Hawkeye is liable to contribute to repay certain loans, additional capital contributions and any losses of HIE; and to repay one third (1/3) of a loan contributed by Eagle to HIE, or one third (1/3) of the capital paid by Eagle to HIE (the “Loan Repayment”); and

WHEREAS, HIE stopped operating in July of 2021, and Hawkeye defaulted on the July 17, 2020 Loan Repayment as per the Membership Agreement and continues to carry that loan payable to Eagle, which as of December 31, 2025, amounted to $442,251 (the “Loan Payable”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, Hawkeye and Eagle hereby agree as follows:

AGREED TERMS

1.                Payment by Hawkeye. Hawkeye will pay Eagle the total sum of forty-four thousand dollars (US$44,000) (the “Cash Payment”) and five hundred thousand (500,000) shares of Hawkeye Common Stock (the “Shares”) (collectively the Cash Payment and the Shares shall be called the “Settlement Payment”) as provided herein which shall be issued pursuant to this Settlement Agreement in lieu of the Loan Repayment. The Cash Payment shall be paid by wire transfer of immediately available funds, and the Shares shall be delivered by book-entry transfer or such other customary means as Hawkeye shall determine, in each case not later than 3 business days after counsel for Eagle delivers an executed copy of this Agreement to counsel for Hawkeye. Hawkeye shall provide an executed copy of this Agreement to counsel for Eagle not later than the date that Hawkeye must pay the Settlement Payment.

The Parties acknowledge and agree that they are solely responsible for paying any attorneys’ fees and costs they incurred and that neither Party nor its attorney(s) will seek any award of attorneys’ fees or costs from the other Party, except as provided herein.

2.                Taxes. Eagle shall be solely responsible for, and is legally bound to make payment of, any taxes determined to be due and owing (including penalties and interest related thereto) by it to any federal, state, local, or regional taxing authority as a result of the Settlement Payment. Eagle understands that Hawkeye has not made, and it does not rely upon, any representations regarding the tax treatment of the sums paid pursuant to this Agreement. Moreover, Eagle agrees to indemnify and hold Hawkeye harmless in the event that any governmental taxing authority asserts against Hawkeye any claim for unpaid taxes, failure to withhold taxes, penalties, or interest based upon the payment of the Settlement Payment.

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3.                Mutual Release. The Parties, on behalf of themselves, their predecessors, successors, direct and indirect parent companies, direct and indirect subsidiary companies, companies under common control with any of the foregoing, affiliates, and assigns, and its and their past, present, and future officers, directors, shareholders, interest holders, members, partners, attorneys, agents, employees, managers, representatives, assigns, and successors in interest, and all persons acting by, through, under, or in concert with them, and each of them, hereby release and discharge the other Party, together with their predecessors, successors, direct and indirect parent companies, direct and indirect subsidiary companies, companies under common control with any of the foregoing, affiliates and assigns and its and their past, present, and future officers, directors, shareholders, interest holders, members, partners, attorneys, agents, employees, managers, representatives, assigns, and successors in interest, and all persons acting by, through, under, or in concert with them, and each of them, from all known and unknown charges, complaints, claims, grievances, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts, penalties, fees, wages, medical costs, pain and suffering, mental anguish, emotional distress, expenses (including attorneys’ fees and costs actually incurred), and punitive damages, of any nature whatsoever, known or unknown, which either Party has, or may have had, against the other Party, whether or not apparent or yet to be discovered, or which may hereafter develop, for any acts or omissions related to or arising from:

a)	the Loan Payable

b)	the Membership Agreement;

c)	the operations of HIE;

d)	any capital contribution or additional capital contribution made by any of the Parties to HIE, or by any third party to HIE;

e)	any loan or extension of credit provided by any of the Parties in connection with the organization or operations of HIE;

f)	any agreement between the Parties;

g)	any other matter between the Parties; and/or

h)	any claims under federal, state, or local law, rule, or regulation.

This Agreement resolves any claim for relief that is, or could have been alleged, no matter how characterized, including, without limitation, compensatory damages, damages for breach of contract, bad faith damages, reliance damages, liquidated damages, damages for humiliation and embarrassment, punitive damages, costs, and attorneys’ fees related to or arising from any action, agreement, matter, or claims set out in this paragraph, including, without limitation, the Loan Payable.

4.                No Outstanding or Known Future Claims/Causes of Action. Each Party affirms that it has not filed with any governmental agency or court any type of action or report against the other Party, and currently knows of no existing act or omission by the other Party that may constitute a claim or liability excluded from the release in paragraph 3 above.

5.                Acknowledgment of Settlement. The Parties, as broadly described in paragraph 3 above, acknowledge that (a) the consideration set forth in this Agreement, which includes, but is not limited to, the Settlement Payment, is in full settlement of all claims or losses of whatsoever kind or character that they have, or may ever have had, against the other Party, as broadly described in paragraph 3 above, including by reason of the Loan Payable, and (b) by signing this Agreement, and accepting the consideration provided herein and the benefits of it, they are giving up forever any right to seek further monetary or other relief from the other Party, as broadly described in paragraph 3 above, for any acts or omissions up to and including the Effective Date, as set forth in paragraph 18, including, without limitation, the Loan Payable.

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6.                No Admission of Liability. The Parties acknowledge that the Settlement Payment was agreed upon as a compromise and final settlement of accounts payable and disputed claims and that payment of the Settlement Payment is not, and may not be construed as, an admission of liability by Hawkeye and is not to be construed as an admission that Hawkeye engaged in any wrongful, tortious, or unlawful activity. Hawkeye specifically disclaims and denies (a) any liability to Eagle, and (b) engaging in any wrongful, tortious, or unlawful activity.

7.                Confidentiality of Agreement. Subject to the disclosures required by the Securities Act of 1933 and/or the Exchange Act of 1934, and any rule and regulation issued thereunder, the Parties expressly understand and agree that this Agreement and its contents (including, but not limited to, the fact of payment and the amounts to be paid hereunder) shall remain CONFIDENTIAL and shall not be disclosed to any third party whatsoever, except the Parties’ counsel, accountants, financial advisors, tax professionals retained by them, any federal, state, or local governmental taxing or regulatory authority, and the Parties’ management, officers, and Board of Directors and except as required by law or order of court. Any person identified in the preceding sentence to whom information concerning this Agreement is disclosed is bound by this confidentiality provision and the disclosing party shall be liable for any breaches of confidentiality by persons to whom it has disclosed information about this Agreement in accordance with this paragraph. Nothing contained in this paragraph shall prevent any Party from stating that the Parties have “amicably settled accounts,” provided, however, that in so doing, the Parties shall not disclose the fact or amount of any payments made or to be made hereunder and shall not disclose any other terms of this Agreement or the settlement described herein. If any subpoena, order, or discovery request (the “Document Request”) is received by any of the Parties hereto calling for the production of the Agreement, such Party shall promptly notify the other Party hereto prior to any disclosure of the same. In such case, the subpoenaed Party shall: (a) make available as soon as practicable (and in any event prior to disclosure), for inspection and copying, a copy of the Agreement it intends to produce pursuant to the Document Request unless such disclosure is otherwise prohibited by law; and (b) to the extent possible, not produce anything in response to the Document Request for at least ten (10) business days following such notice. If necessary, the subpoenaed Party shall take appropriate actions to resist production, as permitted by law, so as to allow the Parties to try to reach agreement on what shall be produced.

8.                Non-Disparagement. The Parties agree that, unless required to do so by legal process, both parties, including all officers and directors, will not make any disparaging statements or representations, either directly or indirectly, whether orally or in writing, by word or gesture, to any person whatsoever, about the other Party or the other Party’s spouse, attorneys, or representatives; or affiliates, or any of its directors, officers, employees, attorneys, agents, or representatives. For purposes of this paragraph, a disparaging statement or representation is any communication which, if publicized to another, would cause or tend to cause the recipient of the communication to question the business condition, integrity, competence, good character, or product quality of the person or entity to whom the communication relates.

9.                Agreement is Legally Binding. The Parties intend this Agreement to be legally binding upon and shall inure to the benefit of each of them and their respective successors, assigns, executors, administrators, heirs, and estates. Moreover, the persons and entities referred to in paragraph 3 above, but not a Party, are third-party beneficiaries of this Agreement.

10.             Entire Agreement. The recitals set forth at the beginning of this Agreement are incorporated by reference and made a part of this Agreement. This Agreement constitutes the entire agreement and understanding of the Parties and supersedes all prior negotiations and/or agreements, proposed or otherwise, written or oral, concerning the subject matter hereof. Furthermore, no modification of this Agreement shall be binding unless in writing and signed by each of the parties hereto.

11.             New or Different Facts: No Effect. Except as provided herein, this Agreement shall be, and remain, in effect despite any alleged breach of this Agreement or the discovery or existence of any new or additional fact, or any fact different from that which either Party now knows or believes to be true. Notwithstanding the foregoing, nothing in this Agreement shall be construed as, or constitute, a release of any Party’s rights to enforce the terms of this Agreement.

12.             Interpretation. Should any provision of this Agreement be declared or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected thereby and said illegal or invalid part, term, or provision shall be deemed not to be a part of this Agreement. The headings within this Agreement are purely for convenience and are not to be used as an aid in interpretation. Moreover, this Agreement shall not be construed against either Party as the author or drafter of the Agreement.

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13.             Choice of Law: This Agreement and all related documents, and all matters arising out of or relating to this Agreement, whether sounding in contract, tort, or statute are governed by, and construed in accordance with, the laws of the State of New York, United States of America, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of New York.

14.             Reliance on Own Counsel. In entering into this Agreement, the Parties acknowledge that they have relied upon the legal advice of their respective attorneys, who are the attorneys of their own choosing, that such terms are fully understood and voluntarily accepted by them, and that, other than the consideration set forth herein, no promises or representations of any kind have been made to them by the other Party. The Parties represent and acknowledge that in executing this Agreement they did not rely, and have not relied, upon any representation or statement, whether oral or written, made by the other Party or by that other Party’s agents, representatives, or attorneys with regard to the subject matter, basis, or effect of this Agreement or otherwise.

15.             Representations and Warranties of Eagle. In entering into this Agreement, Eagle hereby represents and warrants to, and covenants with Hawkeye as follows:

a.	That Hawkeye has determined that the exemption from the registration provisions of the Securities Act of 1933, as amended (the “Act”) pursuant to Section 4(a)(2) thereof (“Section 4(a)(2)”), for certain non-public offerings is applicable to the issuance of the Shares, based, in part, upon the representations, warranties and agreements made by Eagle herein;

b.	That: (A) the Shares have not been registered under the Act or the securities laws of any state, based upon an exemption from such registration requirements for certain non-public offerings pursuant to Section 4(a)(2); (B) the Shares are and will be “restricted securities,” as such term is defined in Rule 144 of the Rules and Regulations promulgated under the Act; (C) Hawkeye is under no obligation to register the Shares under the Act or any state securities laws, or to take any action to make any exemption from any such registration provisions available; and (D) the certificates for Shares will bear a legend to the effect that the transfer of the securities represented thereby is subject to the provisions hereof;

c.	That Eagle will not sell any of the Shares on the open market unless and until: (A) said Shares shall have first been registered under the Act; or (B) Eagle shall have first delivered to the Transfer Agent and Hawkeye a standard written opinion of counsel to the effect that the proposed sale or transfer is exempt from the registration provisions of the Act and all applicable state securities laws;

d.	That Eagle is acquiring the Shares solely for the account of Eagle, for investment purposes only, and not with a view towards the resale or distribution thereof;

e.	That Eagle is an “accredited investor,” as such term is defined in Regulation D of the Rules and Regulations promulgated under the Act; and

f.	That Eagle does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares which Eagle is acquiring as part of the Settlement Payment.

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16.             Counterparts. This Agreement may be executed by the Parties in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

17.             Authority to Execute Agreement. By signing below, each Party warrants and represents that the person signing this Agreement on its behalf has authority to bind that Party and that the Party’s execution of this Agreement is not in violation of any by-law, covenants, and/or other restrictions placed upon them by their respective entities.

18.             Effective Date. The terms of the Agreement will be effective when an executed copy of this Agreement is delivered to said counsel for Hawkeye as described in paragraph 1 above (the “Effective Date”).

READ THE FOREGOING DOCUMENT CAREFULLY. IT INCLUDES A RELEASE OF KNOWN AND UNKNOWN CLAIMS.

[Signature Page Follows]

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IN WITNESS WHEREOF, and intending to be legally bound, each of the Parties hereto has caused this Agreement to be executed as of the date(s) set forth below.

Hawkeye Systems, Inc.

By: /s/ Corby Marshall
Name: Corby Marshall
Title: CEO

Eagle Equities, LLC

By: /s/ Yakov Borenstein
Name: Yakov Borenstein
Title: Manager

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